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                                                               EXHIBIT 6
                                                               EXECUTION VERSION

                                FOURTH AMENDMENT

     THIS FOURTH AMENDMENT (the "Amendment") is entered into as of December 17, 1999 by and among MacDermid, Incorporated, a Connecticut corporation ("Buyer"), MCD Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Buyer ("Merger Sub"), PTI, Inc., a Delaware corporation ("Seller"), and Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), to amend that certain Plan and Agreement of Merger entered into as of February 18, 1999 and amended by the First Amendment thereto (the "First Amendment") dated as of July 27, 1999, the Second Amendment thereto (the "Second Amendment") dated as of September 13, 1999 and the Third Amendment thereto (the "Third Amendment") dated as of October 29, 1999 (as further amended hereby, the "Merger Agreement"), by and among Buyer, Merger Sub, Seller and CVC. Buyer, Merger Sub, Seller and CVC are collectively referred to as the "Parties." Any capitalized term used in this Amendment and not otherwise defined shall have the meaning ascribed to that term in the Merger Agreement.

     WHEREAS, the Parties desire to amend the Merger Agreement to, among other things, extend the date on which the Parties may terminate the Merger Agreement;

     NOW THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     A. The Merger Agreement is hereby amended, effective as of the date hereof:

          1. By modifying Schedule 3.10(a) of the Agreement to add the additional items listed on the Supplemental Schedule 3.10(a) attached hereto.

          2.   By deleting all references to the date "December 15, 1999" from
Section 9 of the Merger Agreement and substituting in the place thereof the date "December 28, 1999."

     B. Except as expressly provided by this Amendment, the First Amendment, the Second Amendment and the Third Amendment, the Merger Agreement remains in full force and effect, and except as expressly provided by this Amendment, this Amendment shall not constitute a modification or waiver of any other provision of the Merger Agreement, the First Amendment, the Second Amendment or the Third Amendment.

     C. This Amendment may be executed in counterparts, all of which shall be considered one and the same instrument, each being deemed to constitute an original, and shall be effective when one or more counterparts have been signed by each Party and delivered to the other Parties, which delivery may be made by facsimile transmission.

     D. This Agreement shall be governed by, and interpreted in accordance with the laws of, the State of Connecticut, without regard to any applicable conflicts of law.


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                                                               EXECUTION VERSION


     E. In the event of any inconsistency between the terms of this Amendment and the Merger Agreement, the First Amendment, the Second Amendment or the Third Amendment, this Amendment shall govern.

     F. At the request of any Party, the Parties shall amend and restate the Merger Agreement in its entirety to reflect this Amendment and the First Amendment, Second Amendment and Third Amendment.

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                                                               EXECUTION VERSION

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed, under seal, in counterparts by their duly authorized officers, as of the date first above written.

                                     MACDERMID, INCORPORATED

                                     By:/s/ John L. Cordani
                                        ----------------------------------
                                           Name: John L. Cordani
                                           Title: Secretary

                                     MCD ACQUISITION CORP.

                                     By:/s/ John L. Cordani
                                        ----------------------------------
                                           Name: John L. Cordani
                                           Title: Vice-President/Secretary

                                     PTI, INC.

                                     By:/s/ David R. Beckerman
                                        ----------------------------------
                                           Name: David R. Beckerman
                                           Title: President/CEO

                                     CITICORP VENTURE CAPITAL,
                                     LTD.

                                     By:/s/ Joseph M. Silvestri
                                        ----------------------------------
                                           Name: Joseph M. Silvestri
                                           Title: Vice President

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                                                               EXECUTION VERSION

                          SUPPLEMENTAL SCHEDULE 3.10(a)

     Reference is made to the Plan and Agreement of Merger dated as of February 18, 1999 by and among MacDermid, Incorporated, MCD Acquisition Corp., PTI, Inc., and Citicorp Venture Capital, Ltd. (as amended, the "Merger Agreement"). The following items are deemed to be included as paragraphs 14 and 15 to Schedule 3.10(a) to the Merger Agreement:

     14. A report issued by Harress Pickel Consult. dated May 4, 1999 with respect to Polyfibron Rollin, S.A., 1, Grand'Rue, Steinbach, France.

     15. A report was issued by HRP Associates, Inc. dated May 1999 with respect to Polyfibron Technologies, Inc, 10 Harmony Street, Adams, MA.




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